Exhibit 99.1
Contact:
Kearstin Patterson
Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com
BioMimetic Therapeutics to Report 2006 Year End
Financial Results on March 28
Franklin, Tenn. — March 22, 2007 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced that the Company plans to release its financial results for the twelve months ended December 31, 2006 on Wednesday, March 28, 2007, and will host a conference call and audio webcast at 4:30 EDT the same day. Dr. Samuel E. Lynch, president and CEO, and members of the Company’s management team will host the call to discuss the Company’s fourth quarter and year end financial results and product development programs and business activities.
A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com. The webcast will be archived for at least 30 days following the call.
The conference call may be accessed on March 28, 2007 by dialing 800-299-7928 (passcode: 12523233). The international dial in number is 617-614-3926, and the same passcode applies. It is recommended that participants log on or dial in to the call approximately 10 minutes prior to the scheduled start time in order to register for the call.
About BioMimetic Therapeutics
BioMimetic Therapeutics, Inc. is developing and commercializing bio-active drug-device combination products for the healing of musculoskeletal injuries and disease, including periodontal, orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of its platform technology in this indication. Additionally, the Company has clinical trials ongoing with its product candidate GEM OS1 in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the arm. The Company’s product and product candidates all combine recombinant protein therapeutics with tissue specific scaffolds to actively stimulate tissue healing and regeneration.
For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.